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                                                                    Exhibit 99.5

                             DISTRIBUTION AGREEMENT
                          SAFECO TAX-EXEMPT BOND TRUST

                                    EXHIBIT A

The Safeco Tax-Exempt Bond Trust consists of the following Series and Classes:

     1. Safeco Municipal Bond Fund
            Investor Class
            Advisor Class A
            Advisor Class B
            Advisor Class C

     2. Safeco California Tax-Free Income Fund
            Investor Class
            Advisor Class A
            Advisor Class B
            Advisor Class C

     3. Safeco Intermediate-Term Municipal Bond Fund
            Investor Class
            Advisor Class A
            Advisor Class B
            Advisor Class C

As of October 1, 2003